Exhibit 99.1

Blackbaud to Refile HSR Premerger Notification and Report in Support of Proposed Acquisition of Convio

Charleston, S.C. (April 13, 2012) — Blackbaud, Inc. (Nasdaq: BLKB) today announced that it refiled its Premerger Notification and Report Form (“HSR Notification and Report”) with the Department of Justice (the “DoJ”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”) in support of its cash tender offer for all outstanding shares of common stock of Convio, Inc. (Nasdaq: CNVO).

Blackbaud can move forward with the rest of the closing process and complete its proposed acquisition of Convio once the waiting period under the HSR Act expires. The waiting period, which began upon refiling the HSR Notification and Report, is scheduled to expire at 11:59 p.m., New York City time, on April 30, 2012, unless Blackbaud is granted early termination or the DoJ requests additional information that would extend the waiting period. During the waiting period, Blackbaud will continue to cooperate with the DoJ and answer any additional questions raised by the DoJ staff.

For additional information, including frequently asked questions, visit www.blackbaud.com/convio.

About Blackbaud

Serving the nonprofit and education sectors for 30 years, Blackbaud (NASDAQ: BLKB) combines technology and expertise to help organizations achieve their missions. Blackbaud works with more than 25,000 customers in more than 60 countries that support higher education, healthcare, human services, arts and culture, faith, the environment, independent education, animal welfare, and other charitable causes. The company offers a full spectrum of cloud-based and on-premise software solutions, and related services for organizations of all sizes including: fundraising, eMarketing, social media, advocacy, constituent relationship management (CRM), analytics, financial management, and vertical-specific solutions. Using Blackbaud technology, these organizations raise more than $100 billion each year. Recognized as a top company by Forbes, InformationWeek, and Software Magazine and honored by Best Places to Work, Blackbaud is headquartered in Charleston, South Carolina and has employees throughout the US, and in Australia, Canada, Hong Kong, Mexico, the Netherlands, and the United Kingdom.

Investor Contact

Kori Doherty

ICR

617.956.6730

kori.doherty@icrinc.com

Media Contact

Melanie Mathos

Blackbaud

843.216.6200 x3307

media@blackbaud.com

Forward-Looking Statements

This Press Release contains “forward-looking statements” relating to the acquisition of Convio by Blackbaud and the companies’ potential combined business. Those forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and actual outcomes and results could differ materially. Among other risks, there can be no guarantee that the acquisition will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the acquisition and combined business will be realized. These forward-looking statements should be evaluated together with the risk factors and uncertainties that affect Blackbaud’s and Convio’s businesses, particularly those identified in their Annual Reports on Form 10-K and other filings with the U.S. Securities and Exchange Commission, or SEC. Except as might be required by law, neither company undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information

Blackbaud, through its wholly owned subsidiary Caribou Acquisition Corporation, launched a tender offer for all the issued and outstanding shares of Convio common stock on January 25, 2012 and has filed with the SEC a tender offer statement on Schedule TO, as amended. Investors and Convio stockholders should read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 filed by Convio with the SEC, because they contain important information. These documents are available at no charge through the SEC’s website at www.sec.gov, from Georgeson Inc., the information agent for the offer, toll-free at (800) 868-1391 (banks and brokers call (212) 440-9800), from Blackbaud (with respect to documents filed by Blackbaud with the SEC) by going to the Investor Relations section of Blackbaud’s website at www.blackbaud.com, or from Convio (with respect to documents filed by Convio with the SEC) by going to the Investor Relations section of Convio’s website at www.convio.com.

In addition to the offer to purchase, the related letter of transmittal and other offer documents, as well as the solicitation/recommendation statement, Blackbaud and Convio file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of these reports, statements or other information in the EDGAR database at the SEC website, www.sec.gov, or at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.